                                                                Exhibit (b)(iii)

                                 LOAN AGREEMENT

                                     between

                            ALUWILL ACQUISITION CORP.

                                  as Borrower,

                                       and

                            CAREY INTERNATIONAL, INC.

                                    as Lender





                            Dated as of July 19, 2000
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                                 LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is made as of this 19th day of July,
                                ---------
2000, by and between Aluwill Acquisition Corp., a Delaware corporation ("Acquisition Company" and "Borrower"), and Carey International, Inc., a
  -------------------       --------
Delaware corporation (the "Company").
                           -------

                                    RECITALS

     WHEREAS, the Company, Acquisition Company and Limousine Holdings, LLC ("Parent"), a Delaware corporation and Eranja Acquisition Sub, Inc. ("Merger
  ------                                                              ------
Sub"), are parties to a certain Agreement and Plan of Merger dated as of July
---
19, 2000 (the "Merger Agreement"), pursuant to which Acquisition Company or
               ----------------
Merger Sub will be merged with and into the Company with the Company being the surviving corporation by way of a two step merger consisting of (i) a joint tender offer (the "Tender Offer") by Acquisition Company and the Company with
                   ------------
respect to the Company's common stock, par value $.01 per share (the "Common
                                                                      ------
Stock") and (ii) a subsequent merger of Acquisition Company or Merger Sub with
-----
and into the Company, with the Company being the surviving corporation (the "Merger");
 ------

     WHEREAS, the Company intends to enter into a Credit Agreement to be dated on or about August 31, 2000 (the "Credit Agreement") by and among Parent, the
                                  ----------------
Company, its subsidiaries listed on the signature pages thereto, the lenders party thereto and First Union National Bank and Fleet National Bank, as Agents, pursuant to which approximately $ __,000,000 will be disbursed to Lender at the closing of the Tender Offer;

     WHEREAS, under the terms of a certain Note Purchase Agreement, to be dated on or about August 31, 2000 by and among Parent, the Company, its subsidiaries listed on the signature pages thereto, GarMark Partners, L.P. and First Union Investors, Inc., the Company will sell $40,000,000 aggregate principal amount of its 17% Senior Subordinated Notes dues 2008 (the "Senior Subordinated Notes");
                                                  -------------------------
and

     WHEREAS, in order to satisfy the funding requirements of Acquisition Company in conjunction with the closing of the Tender Offer under certain circumstances, the Company is willing to lend certain amounts of money to Acquisition Company as herein provided.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                  GENERAL TERMS
                                  -------------

     Section 1.1 Loan to Acquisition Company. If immediately after the closing
                 ---------------------------
of the Tender Offer and the other transactions contemplated in Section 1.1 of the Merger Agreement, Acquisition Company would be able to immediately effect the Merger pursuant to Section 253, the Company agrees, subject to the terms and conditions of this Agreement, to borrow funds under the Credit Agreement and the Senior Subordinated Notes and to lend to Acquisition Company, and Acquisition Company may borrow from the Company (or request that the Company advance funds on behalf of Acquisition Company), in connection with the closing of the Tender Offer, such amount in excess of $92,000,000, which amount shall not exceed $130,000,000, as is necessary for Acquisition Company to (i) purchase all shares of Common Stock tendered in the Tender Offer, (ii) purchase all outstanding shares of Common Stock (or options exercisable into Common Stock) held by officers, directors and employees of the Company or any of its subsidiaries, and (iii) to pay expenses in connection with the transactions contemplated in the Merger Agreement.

     Section 1.2    Promissory Note. The amount borrowed by Acquisition Company
                    ---------------
under Section 1.1. (such amount, the "Loan"), shall be evidenced by a promissory
                                      ----
note (the "Note") to be executed by Acquisition Company.
           ----

     Section 1.3    Principal. To the extent not previously paid, the entire
                    ---------
unpaid principal balance of the Loan, plus all accrued but unpaid interest thereon shall be due and payable on the termination date of the Merger Agreement. On the effective date of the Merger, all outstanding principal and interest shall be deemed paid in full. The date on which the principal balance of the Loan, plus all accrued but unpaid interest thereon, is due and payable or deemed paid in full in accordance with this Section 1.3 is referred to herein as the "Maturity Date."
     -------------

     Section 1.4    Interest. The Borrower agrees to pay interest in respect of
                    --------
the unpaid principal amount of the Loan from the date of the borrowing thereof to the Maturity Date at a rate per annum equal to ten percent (10%). Interest under this Agreement shall be due and payable upon the Maturity Date, when the outstanding principal balance of the Loan and all accrued interest shall be due and payable in full. Should any principal remain unpaid after the Maturity Date, interest shall accrue from the Maturity Date at a rate of twelve percent (12%), compounded daily.

     Section 1.5    Payments.
                    --------

                    (a)  General. All payments under this Agreement shall be
                         -------
made on the date when due and shall be made in lawful money of the United States of America in immediately available funds. Whenever any payment to be made under this Agreement shall be stated to be due on a day that is not a business day, the due date thereof shall be extended to the next succeeding Business Day. For the purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized or required to close.

                    (b)  Interest Payments / Additional Notes. To the extent
                         ------------------------------------
permitted and agreed to by the Company, whenever any interest payment is due hereunder, the Borrower may issue an additional promissory note or notes in lieu of payment of such interest in the manner set forth in Section 1.5(a). Such additional notes shall have the same terms as set forth in this Agreement and under the original Note (except for the date of making and amount), including without limitation the same Maturity Date, rate of interest and payment terms.

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                    (c)  Prepayment and Prepayment Premium. The Borrower may pay
                         ---------------------------------
the unpaid principal amount under this Agreement, together with all unpaid interest thereon, at any time prior to the Maturity Date.

                    (d)  Payments After an Event of Default. Upon the occurrence
                         ----------------------------------
of any Event of Default (as defined in Section 4.1 herein), the Borrower shall be considered to be in default, and the Company shall have the remedies set forth in Section 4.2. After such occurrence of an Event of Default which remains uncured as set forth in Section 4.1, the principal amount outstanding under this Agreement shall accrue interest at the rate of twelve percent (12%) per annum compounded daily and shall continue to accrue interest until such amounts are repaid in full.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     To induce the Company to enter into this Agreement and to make the Loan, the Borrower hereby represents and warrants to the Company that:

     Section 2.1    Organization. The Borrower (a) is duly organized, validly
                    ------------
existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to transact business in every jurisdiction where, because of the nature of its business or property, such qualification is required, (c) has full power and authority to own its property and assets and to carry on its business as now conducted, and (d) has full power to execute, deliver and perform its obligations under this Agreement and the Note.

     Section 2.2    Authorization; Compliance. The execution and delivery of,
                    -------------------------
and the performance by Borrower of its obligations under this Agreement and the Note (a) are within its corporate powers, (b) have been duly authorized by all requisite corporate action, (c) do not violate any provision of law, any order of any court or other agency of government, or the Certificate of Incorporation or other charter documents of the Borrower, and (d) do not violate any indenture, agreement or other instrument to which the Borrower is a party, or by which it is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by this Agreement, result in the creation or imposition of any lien upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument.

     Section 2.3    Enforceability. This Agreement and the Note are the legal,
                    --------------
valid and binding obligations of the Borrower and are enforceable against the Borrower, in accordance with their terms except as such enforceability may be limited by (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (b) general principles of equity.

                                  ARTICLE III

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY
               --------------------------------------------------


     The obligation of the Company to make the Loan hereunder is subject to the satisfaction of the following conditions precedent:

                    (a) The representations and warranties set forth in Article II hereof shall be true and correct.

                    (b) The Borrower shall have executed and delivered to the Company, or caused to be executed and delivered to the Company, on or prior to the date of execution of this Agreement, the Note, and all other documents reasonably necessary to consummate the lending transactions contemplated hereby.

                    (c)  No default or Event of Default (as defined in Section
4.1 herein) shall have occurred and be continuing or would result from the making of the Loan.

                                   ARTICLE IV

                         DEFAULTS/REMEDIES UPON DEFAULT
                         ------------------------------

     Section 4.1    Default.
                    -------

                    (a)  Events of Default. The occurrence of any of the
                         -----------------
following events shall constitute an "Event of Default" under this Agreement:

                         (i)    Borrower fails to pay when due any principal of
or interest under this Agreement with respect to moneys borrowed by the Borrower when and as the same shall become due and payable under this Agreement;

                        (ii) there is a default in the performance of any covenant, condition, or agreement contained in, or any breach or threatened breach by Borrower under this Agreement;

                        (iii) Borrower becomes insolvent or otherwise cannot pay its debts as they become due;

                        (iv) Borrower takes any voluntary action with respect to or is the subject of any involuntary action seeking bankruptcy, insolvency administration, receivership, reorganization, arrangement among creditors, composition or other similar action and such action is not stayed or dismissed within a period of sixty (60) days after the date thereof; or

                        (v) Borrower's existence is terminated or it is dissolved (other than by Merger into the Company).

                    (b)  Waiver. Except as set forth herein, Borrower hereby
                         ------
waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this Agreement or any payment hereunder may be extended from time to time by the Company without in any way affecting the liability of Borrower.

     Section 4.2    Remedies. Upon the occurrence of an Event of Default which
                    --------
remains uncured as set forth in Section 4.1, the Company may, at its option: (a) declare the principal and accrued interest outstanding under this Agreement and the Note, in whole or in part, immediately due and payable; or (b) exercise any other rights and remedies available to the Company under this Agreement, the Note, or applicable laws. Notwithstanding the foregoing, upon the occurrence of an Event of Default under Section 4.1(a)(iii) or Section 4.1(a)(iv), the entire unpaid principal balance under this Agreement, together with all accrued but unpaid interest thereon, shall automatically and immediately become due and payable, and thereafter the Company may proceed to enforce payment of the same and to exercise any and all of the rights and remedies afforded herein as well as all other rights and remedies possessed by the Company by law or otherwise.

                                   ARTICLE V

                                  MISCELLANEOUS

     Section 5.1    Survival. This Agreement and all covenants, agreements,
                    --------
representations and warranties herein and in the certificates delivered pursuant hereto, shall survive the making by the Company of the Loan and the execution and delivery to the Company of the Note and shall continue in full force and effect so long as the Note and any other indebtedness of Borrower to the Company is outstanding and unpaid.

     Section 5.2    Indemnification. Borrower shall and hereby agrees to
                    ---------------
indemnify, defend and hold harmless the Company and its officers, directors, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, duties, levies, imposts, fees, charges, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to (a) this Agreement or the transactions contemplated hereby, (b) any actual or proposed use by Borrower of the proceeds of the Loan, (c) any breach by Borrower of any of the provisions of this Agreement or (d) the Company's entering into this Agreement, the Note or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing. Borrower's obligations set forth in this Section 5.2 shall survive any termination of this Agreement and the Note and the payment in full of the obligations hereunder and thereunder, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise. In addition, Borrower shall, upon demand, pay to the Company all costs and expenses (including the reasonable fees and disbursements of counsel) paid or incurred by the Company in (i) enforcing or defending its rights under or in respect of this Agreement, the Note or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) collecting any amounts due under this Agreement or the Note, and (iii) obtaining any legal, accounting or other advice in connection with any of the foregoing, provided that such claims were found by the applicable court or arbitrator to be properly brought under and consistent with the terms and conditions of this Agreement or the Note, as the case may be.

     Section 5.3    Governing Law. This agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

     Section 5.4    Amendments. No amendment or waiver of any provision of this
                    ----------
Agreement, nor consent to any departure by Borrower from a provision, shall be effective unless the same shall be in writing and signed by the Company. A written amendment, consent or waiver shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand, on Borrower, in any one case, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

     Section 5.5    Waiver. Neither any failure nor any delay on the part of the
                    ------
Company in exercising any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

     Section 5.6    Notices. All notices and correspondence hereunder shall be
                    -------
in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, to the applicable party at the addresses set forth below, or by facsimile transmission (including, without limitation, computer generated facsimile), promptly confirmed in writing sent by first class mail, to the fax numbers and addresses set forth below:

     If to the Company:     Carey International, Inc.
                            4530 Wisconsin Avenue, N.W.
                            Washington, DC 20016
                            Attn:   Vincent A. Wolfington
                            Facsimile: (202) 895-1201

     with a copy to:        Nutter, McLennen & Fish, LLP
                            One International Place
                            Boston, Massachusetts 02030
                            Attn:  John P. Driscoll, Jr.
                                   James E. Dawson
                            Facsimile: (617) 973-9748

         If to Acquisition Company:   Aluwill Acquisition Company
                                      c/o Chartwell Investments II LLC
                                      717 Fifth Avenue
                                      23rd Floor
                                      New York, New York 10022
                                      Attn:      Todd R. Berman
                                      Facsimile: (212) 521-5533

         with a copy to:              Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                      1333 New Hampshire Avenue, N.W.
                                      Suite 400
                                      Washington, DC 20036
                                      Attn:      Russell W. Parks, Jr.
                                      Facsimile: (202) 887-4288

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and correspondence shall be deemed given upon the earliest to occur of (a) actual receipt, (b) if sent by certified or registered mail, three (3) Business Days after being postmarked, (c) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused or (d) if sent by facsimile transmission, when receipt of such transmission is acknowledged.

         Section 5.7    Successors and Assigns. This Agreement shall be binding
                        ----------------------
upon and inure to the benefit of Acquisition Company and the Company and their respective successors and assigns, except that no party hereto shall have the right to assign this Agreement or any of its rights, obligations or interests herein without the prior written consent of the other parties hereto.

         Section 5.8    Severability. In case any provision in or obligation
                        ------------
under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 5.9    Headings. The Article and Section headings in this
                        --------
Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 5.10   Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but both of which shall together constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of Acquisition Company and the Company have caused this Agreement to be executed by their duly authorized officers, as of the date first set out above.

                                              ALUWILL ACQUISITION CORP.



                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------


                                              CAREY INTERNATIONAL, INC.



                                              By:
                                                 ------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
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                                                                  Loan Agreement